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                                                                      EXHIBIT 5

                                  March 8, 2000

PepsiAmericas, Inc.
3800 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 2,000,000 shares of Class B Common Stock to be issued under the PepsiAmericas, Inc. 2000 Employee Stock Purchase Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the applicable plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.


                                       Very truly yours,

                                       BRIGGS AND MORGAN,
                                       Professional Association

                                       By  /s/ Brian D. Wenger
                                          ---------------------------------
                                                Brian D. Wenger